Exhibit 21.1

HEMISPHERE MEDIA GROUP, INC.

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
HMTV, LLC	Delaware
Hemisphere Media Holdings, LLC(1)	Delaware
WAPA Holdings, LLC	Delaware
Cine Latino, Inc.(2)	Delaware
HMTV Cable, Inc.(2)	Delaware
HMTV Digital, LLC(2)	Delaware
HMTV Distribution, LLC(2)	Delaware
HMTV DTC, LLC(2)	Delaware
WAPA America Inc.(3)	Delaware
InterMedia Español, Inc.(3)	Delaware
Televicentro of Puerto Rico, LLC(4)	Delaware
HMTV Pasiones US, LLC(5)	Delaware
HMTV Pasiones LatAm, LLC(5)	Delaware
HMTV Pasiones LatAm II, LLC(5)	Delaware
HMTV Centroamerica TV, LLC(5)	Delaware
HMTV TV Dominicana, LLC(5)	Delaware
HMTV Uno S.A.S.(6)	Colombia
Snap Global, LLC(7)	Delaware
Snap Films, LLC(8)	Delaware
Snap Shot, S.A(9)	Argentina
Pantaya, LLC(10)	Delaware
Pantelion 2.0, LLC(11)	Delaware
Mucho Movies, Inc.(11)	Delaware
Brendita’s Films, LLC(11)	Delaware
P Squared Films, LLC(12)	Delaware
P Squared Productions, LLC(12)	Delaware
Backseat Driver, LLC(12)	California
Miss Granny Films, LLC(12)	California
Pantelion Films 2, LLC(12)	California

(1)	Subsidiary of HMTV, LLC
(2)	Subsidiary of Hemisphere Media Holdings, LLC
(3)	Subsidiary of WAPA Holdings, LLC
(4)	Subsidiary of InterMedia Español, Inc.
(5)	Subsidiary of HMTV Cable, Inc.
(6)	Subsidiary of HMTV Pasiones LatAm II, LLC and Televicentro of Puerto Rico, LLC

(7)Subsidiary of HMTV Distribution, LLC

(8)Subsidiary of Snap Global, LLC

(9)Subsidiary of Snap Global, LLC and Hemisphere Media Holdings, LLC

(10)Subsidiary of HMTV DTC, LLC

(11)Subsidiary of Pantaya, LLC

(12)Subsidiary of Pantelion 2.0, LLC